PLEDGE AGREEMENT

This Pledge Agreement (this “Pledge Agreement”) is made and entered on August 6, 2024 by and between LM Funding America, Inc., a Delaware corporation, with its principal office at 1200 W. Platt St., Tampa, FL 33606 (the “Pledgor”) and SE & AJ Liebel Limited Partnership, a Nevada limited partnership, with its principal office at 1714 Independence Blvd, Sarasota, FL 34234 (the “Lender”).

RECITALS:

A. Among other loan documents, the Pledgor, and LM Funding, LLC and US Digital Mining and Hosting Co, LLC (“Guarantors”) and the Lender are entering into a Loan Agreement contemporaneously herewith (the “Loan Agreement”) providing for the making of a loan to the Pledgor in the amount, and subject to the terms and conditions, specified in the Loan Agreement.

B. The Pledgor is the sole legal and beneficial owner of the Bitcoin Pledged Collateral (as defined in the Loan Agreement).

C. The execution and delivery of this Pledge Agreement and the pledge by the Pledgor to the Lender of its rights in the Bitcoin Pledged Collateral constitute conditions precedent to the obligation of the Lender to make a loan to the Pledgor pursuant to the terms of the Loan Agreement.

ACCORDINGLY, in consideration of and in order to induce the Lender to execute and deliver the Loan Agreement and to make and maintain a loan thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees as follows:

SECTION 1

DEFINITIONS

1.1 Defined Terms. Capitalized terms that are not defined herein have the respective meanings ascribed to them in the Loan Agreement.

1.2 Use of Defined Terms. Unless otherwise expressly specified herein, defined terms denoting the singular number shall, when in the plural form, denote the plural number of the matter or item to which such defined terms refer, and vice-versa. The Section, Schedule and Exhibit headings used in this Pledge Agreement are descriptive only and shall not affect the construction or meaning of any provision of this Pledge Agreement. Unless otherwise specified, the words “hereof,” “herein,” “hereunder” and other similar words refer to this Pledge Agreement as a whole and not just to the Section, subsection or clause in which they are used.

1.3 Statements as to Knowledge. Any statements, representations or warranties which are based upon the knowledge of the Pledgor shall be deemed to have been made after due inquiry with respect to the matter in question but without the Pledgor being required to seek an opinion of counsel with respect thereto.

SECTION 2

PLEDGE

2.1 Pledge by Pledgor. The Pledgor hereby pledges and assigns to the Lender, and hereby transfers to the Lender, all right, title, ownership and interest in and to the following described property: the Bitcoin Pledged Collateral and all cash, or other property representing a distribution in respect of the Bitcoin Pledged Collateral, or resulting from a split-up, revision, reclassification or other like change of the Bitcoin Pledged Collateral or otherwise received in exchange therefore.

SECTION 3

SCOPE OF PLEDGE

3.1 Pledge Absolute. The Pledgor hereby agrees that this Pledge Agreement shall be binding upon the Pledgor and any representatives, heirs, successors and assigns and that the Pledge of the Bitcoin Pledged Collateral hereunder shall be irrevocable and unconditional. The Lender may take any actions with respect to the Bitcoin Pledged Collateral as expressly permitted under this Pledge Agreement and/or the Loan Agreement as the Lender, in its sole and absolute discretion, may deem to be advisable.

3.2 Risk of Loss. This Pledge Agreement and the Loan Documents are not intended to, nor do they, reduce the risk of loss or opportunity for gain for the Pledgor. The Pledgor retains all opportunity for gain or loss on the Bitcoins over the term of the agreements until maturity and termination.

SECTION 4

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties. The Pledgor hereby represents and warrants as follows to the best of its knowledge and belief:

(a) The Pledgor has legal title to the Bitcoin Pledged Collateral and is the sole record and beneficial owner of the Bitcoin Pledged Collateral. The Pledgor has good and lawful authority to pledge all of the Pledged Collateral in the manner hereby done or contemplated. The Bitcoin Pledged Collateral is not now subject to any Liens, security interests, charges or encumbrances of any kind or nature. The Bitcoin Pledged Collateral is not subject to any contractual, statutory, regulatory or other restriction upon the transfer thereof, and no right, warrant or option to acquire any of the Bitcoin Pledged Collateral exists in favor of any other Person.

(b) The Bitcoin Pledged Collateral is freely transferable and no authorizations, approvals and consents, and no filings or registrations with any governmental or regulatory authority or agency or any other Person are necessary for the execution, delivery or performance by the Pledgor of this Pledge Agreement or for the validity or enforceability hereof.

(c) Any information furnished by the Pledgor to the Lender in connection with the negotiation and preparation of the Loan Documents do not contain any omissions or misstatements of fact which would make the statements contained therein misleading or incomplete in any material respect.

(d) This Pledge Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

SECTION 5

APPOINTMENT OF AGENTS AND ACTIONS BY LENDER

5.1 Lender’s Appointment of Agent and Lender’s Rights. The Lender shall have the right to appoint one or more agents for the purpose of receiving possession of the Bitcoin Pledged Collateral, which may be held in the name of the Lender or any nominee of the Lender or any agent appointed by the Lender. The Lender may combine the Bitcoin Pledged Collateral with other assets and is under no obligation to sequester or escrow the Bitcoin Pledged Collateral.

5.2 Authority and Rights of the Bitcoin Pledged Collateral. The Pledgor acknowledges that the Lender has all rights associated with the Bitcoin Pledged Collateral, including any distributions associated with the Bitcoin Pledged Collateral, during the term of this Pledge Agreement.

5.3 Lender Application of Money or Funds Received Resulting from the Disposition of Bitcoin Pledged Collateral. The Lender, in its sole discretion, may apply money or funds received from any Lender disposition of the Bitcoin Pledged Collateral pursuant to the Loan Agreement to interest, Loan principal and/or fees, costs or expenses due to the Lender under the Loan Agreement.

SECTION 6

EVENTS OF DEFAULT AND REMEDIES

6.1 Events of Default. An “Event of Default” shall exist if any one or more of the events set out in the Loan Agreement shall occur with respect to the Pledgor.

6.2 Rights Upon an Uncured Event of Default. If at any time an Event of Default has occurred and is continuing beyond any applicable cure period, the Lender shall be entitled to the remedies hereunder and/or the other Loan Documents including but not limited to the Loan Agreement.

SECTION 7

INDEMNITY AND LIMITATION OF LIABILITY

7.1 The Pledgor shall indemnify and hold the Lender harmless from and against any and all claims, demands, proceedings, suits, actions, damages, liabilities, losses, expenses and costs (which shall include, but not limited to all costs of defense, investigation and accounting and legal fees) to which the Lender may become subject as a result of the Pledgor’s breach of any obligation under this Pledge Agreement and/or any other Loan Document including but not limited to the Loan Agreement.

SECTION 8

MISCELLANEOUS

8.1 Notices. All notices, requests or other communications to either of the parties by the other shall be in writing, sent to as provided in the Loan Agreement.

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8.2 Governing Law. This Agreement and all instruments delivered hereunder shall be governed by and construed in accordance with the laws of the State of Florida and venue shall be in Manatee County, Florida. Any and all claims, controversies, and causes of action arising out of or relating to this agreement, whether sounding in contract, tort, or statute, shall be governed by the laws of the State of Florida, including its statutes of limitations, without giving effect to any conflict-of-laws rule that would result in the application of the laws of a different jurisdiction.

8.3 Further Assurances. The Pledgor hereby agrees to execute and deliver such further instruments and documents as may be reasonably requested by the Lender in order to carry out fully the intent and accomplish the purposes of this Agreement and the transactions referred to herein. The Pledgor agrees to take any action which the Lender may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Lender by this Pledge Agreement and each other agreement, instrument and document delivered to the Lender in connection herewith.

8.4 Survival of Agreements. Except as herein provided, all agreements, representations and warranties made herein and in any certificate delivered pursuant hereto, shall survive the execution and delivery of this Pledge Agreement.

8.5 Waivers. No failure to exercise and no delay in exercising, any right, power or privilege under this Pledge Agreement or any agreement or instrument delivered to either party hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision of this Pledge Agreement shall be effective unless agreed to in writing by the parties and any such waiver shall not constitute a waiver in the future of any of the provisions of any of the foregoing documents, except as may be specifically provided in any such waiver. No course of dealing between the Pledgor and the Lender shall operate as a waiver of any of the rights of the parties under this Agreement.

8.6 Captions. Captions used herein are inserted for convenience only and shall not be given any legal effect.

8.7 Counterparts. This Agreement may be executed in any number of electronic email or DocuSign counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

8.8 Confidentiality. This Pledge Agreement is to be kept confidential and is not to be reproduced in any manner whosoever for persons other than the parties hereto. Each party agrees not to circumvent the legitimate interests of the other party and to maintain this transaction in strict confidentiality. Each Party (Receiving Party) agrees that in the course of performance of this Pledge Agreement it may obtain or otherwise become aware of information of a confidential nature pertaining to the business, finances, trade, operations or other information (Confidential Information) belonging to or pertaining to the other party (Disclosing Party). The Receiving Party shall not disclose any part of the Confidential Information to any person other than whose knowledge is essential for the performance of this Pledge Agreement. The obligations specified in this clause do not apply to any Confidential Information to the extent that it is now or subsequently becomes publicly available through no fault of the Receiving Party or which the Receiving Party can demonstrate was known to it before receipt from the Disclosing Party, or which is or has been received from another source without obligation as to confidentiality, or which is required to be disclosed by law or regulating authority, or which is or has been independently developed by the Receiving Party without reference to the information disclosed to it by the Disclosing Party. The provisions of this Section 8.8 shall survive the termination of this Pledge Agreement.

8.9 Assignment. This Pledge Agreement cannot be assigned nor transferred by the Pledgor without the prior written consent of the Lender in the Lender’s sole discretion.

8.10 Entire Agreement. This Pledge Agreement, the Loan Agreement and the Loan Documents contain the entire agreement between the parties hereto. In the event of any conflict between this Pledge Agreement and the Loan Agreement, the Loan Agreement shall control.

8.11 Amendments. Amendments to this Pledge Agreement (including the adding or updating of any Annex, appendices, annexures or schedule) shall not be effective unless in writing and signed by authorized signatories on behalf of both parties.

[Execution Page Follows]

IN WITNESS WHEREOF, the Pledgor and the Lendor have duly executed this Pledge Agreement and it is effective as of the date first above written.

PLEDGOR:

LM Funding America, Inc.

By: /s/ Bruce Rodgers

Name: Bruce Rodgers

Title: Chief Executive Officer

LENDER:

SE & AJ Liebel Limited Partnership

By: /s/ Steven Liebel

Name: Steven Liebel

Title: General Partner